UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

COVIDIEN LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33259	98-0518045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Front Street

Hamilton, HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-298-2480

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Non-Competition, Non-Solicitation and Confidentiality Agreements

In connection with the issuance of our fiscal year 2009 equity grant to executive officers on December 1, 2008, Covidien Ltd. (the “Company”) will be entering into a Non-Competition, Non-Solicitation, and Confidentiality Agreement with our executive officers and certain key employees, other than Richard J. Meelia, whose Employment Agreement already includes similar provisions.

The terms of the noncompetition agreement provide that during the term of the employee’s employment with the Company, and for a period of twelve (12) months thereafter, the employee will not, directly or indirectly, own, manage, operate, control, be employed by or otherwise provide services to a business which competes with the Company. The agreement also contains provisions that restrict the employee’s ability during the term of the employee’s employment with the Company and for a period of twelve (12) months after termination, to solicit or hire employees of the Company or to solicit customers of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Amended and Restated Covidien Change in Control Severance Plan for Certain U.S. Officers and Executives

On November 20, 2008, the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Committee”) approved and adopted the amended and restated Covidien Change in Control Severance Plan for Certain U.S. Officers and Executives (the “Change in Control Plan”) under which all executive officers other than Mr. Meelia (who is entitled to severance benefits pursuant to his Employment Agreement with the Company) are entitled to benefits. The amendments conform the Change in Control Plan to changes in the law required by Sections 409A and 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and make other miscellaneous clarifications to plan language.

Amended and Restated Covidien Severance Plan for U.S. Officers and Executives

On November 20, 2008, the Committee approved and adopted the amended and restated Covidien Severance Plan for U.S. Officers and Executives (the “Severance Plan”) under which all executive officers other than Mr. Meelia (who is entitled to severance benefits pursuant to his Employment Agreement with the Company) are entitled to benefits. The amendments provide that recipients of severance benefits may receive retirement or normal retirement treatment under stock option, restricted stock and restricted stock unit awards if, during the applicable severance period, they attain the requisite age requirement for such treatment (i.e., age 55 for retirement and age 60 for normal retirement). The amendments also conform the Severance Plan to changes in the law required by Code Sections 409A and 162(m) and make other miscellaneous clarifications to plan language.

FY09 Grant U.S. Option Terms and Conditions

FY09 Grant U.S. Restricted Stock Unit Terms and Conditions

FY09 Grant Performance Share Unit Terms and Conditions

On November 20, 2008, the Committee approved terms and conditions applicable to fiscal 2009 grants of stock options, restricted stock units and performance share units under our 2007 Stock and Incentive Plan. The terms and conditions include, among other things, a one-time requirement that participants enter into a Non-Competition, Non-Solicitation and Confidentiality Agreement in connection with the fiscal 2009 grant. The requirement to enter into a Non-Competition, Non-Solicitation and Confidentiality Agreement does not apply to Mr. Meelia (and is not included in his terms and conditions) because his Employment Agreement already includes similar provisions.

A copy of the terms and conditions are attached to this report as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Amendment and Assignment of Employment Agreement with Mr. Meelia

On November 21, 2008, the Company and Mr. Meelia entered into an Amendment and Assignment Agreement relating to Mr. Meelia’s Employment Agreement. The Amendment and Assignment conforms Mr. Meelia’s Employment Agreement to changes in the law required by Code Section 409A, updates the Employment Agreement to reflect our separation from Tyco International and makes other miscellaneous clarifications to certain language in the Employment Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	FY09 Grant U.S. Option Terms and Conditions

10.2	FY09 Grant U.S. Restricted Stock Unit Terms and Conditions

10.3	FY09 Grant Performance Share Unit Terms and Conditions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

By:	/s/ John W. Kapples
John W. Kapples,
Vice President and Secretary

Date: November 25, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Name
10.1	FY09 Grant U.S. Option Terms and Conditions

10.2	FY09 Grant U.S. Restricted Stock Unit Terms and Conditions

10.3	FY09 Grant Performance Share Unit Terms and Conditions